UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

___________

Date of Report (date of earliest event reported): May 22, 2019

AWARE, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-21129	04-2911026
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (781) 276-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	AWRE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 22, 2019, we held an annual meeting of stockholders. A total of 21,551,445 shares of our common stock were outstanding as of April 3, 2019, the record date for the annual meeting. The first matter acted upon at the annual meeting was the election of two Class II directors of our board of directors. Our stockholders elected Brent P. Johnstone and John S. Stafford, III as members of our board of directors as Class II directors for a three-year term. The final results of the vote, as reported by our inspector of elections, were as follows:

Nominee	For	Withheld
Brent P. Johnstone	11,212,465	2,960,484
John S. Stafford, III	11,575,480	2,597,469

The second matter acted upon at the annual meeting was an advisory vote on the approval of named executive officer compensation. Our stockholders approved, on an advisory basis, the compensation of individuals identified in the Summary Compensation Table, as disclosed in the Aware, Inc. 2018 proxy statement pursuant to the compensation disclosure rules of the SEC. The final results of the vote, as reported by our inspector of elections, were as follows:

For	Against	Abstain
11,724,786	2,425,997	22,166

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

	By:	/s/ Kevin T. Russell
Kevin T. Russell
President and Chief Executive Officer
Date: May 23, 2019	General Counsel